PERSONAL SECURITIES TRADING AND INVESTING BY WHITNEY EMPLOYEES

         ALL WHITNEY PERSONNEL MUST CONDUCT THEIR PERSONAL INVESTING ACTIVITIES IN A MANNER TO AVOID ACTUAL OR POTENTIAL CONFLICTS OF INTEREST WITH THE FIRM'S CLIENTS AND THE FIRM ITSELF. NO EMPLOYEE OF WHITNEY MAY USE HIS OR HER POSITION WITH THE FIRM OR ANY INVESTMENT OPPORTUNITIES HE OR SHE LEARNS OF BECAUSE OF HIS OR HER POSITION WITH THE FIRM TO THE DETRIMENT OF THE FIRM'S CLIENTS OR THE FIRM.

         A. INTRODUCTION

         Whitney's policies and procedures regarding personal securities trading by its employees and their Family Members (see below) are set forth below. These policies and procedures (the "Personal Trading Policy") apply to all Covered Securities (see below).

         B. DEFINITIONS

         "COVERED SECURITIES" shall have the same meaning given to the term "Security" in Section 2(a)(36) of the Investment Company Act of 1940 (the "1940 Act") and shall include, but not be limited to, the following: all publicly traded and private equity and debt securities, including common and preferred stocks, instruments convertible, exchangeable or exercisable for equity or debt securities, and any derivative instruments relating to any such securities, including options, warrants and futures, and any interest in a partnership or other entity that invests in any Covered Securities. However, the following are not considered Covered Securities: mutual fund shares (shares of closed-end funds are considered to be Covered Securities); U. S. Government obligations; and "Blind Pool" (see below) investments. A "BLIND POOL" investment is an account (or the securities held within such account) over which a Whitney employee or a Family Member of such employee does not exercise any influence or control, provided, however, that such Whitney employee or Family Member of such employee has delivered to Whitney's Chief Compliance Officer a copy of a valid and binding contract conferring investment and trading discretion to a person unaffiliated with Whitney, the Whitney employee or a Family Member of such employee. This "Blind Pool" investment exclusion from the definition of Covered Security will remain in effect for so long as the contract (or a new contract that similarly confers such discretion) remains in effect. "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% of more of a company's outstanding voting securities is presumed to give the holder of such securities Control over the company, however, the facts and circumstances of a given situation may counter this presumption. "FAMILY MEMBERS" means, with respect to a Whitney employee, such employee's spouse, minor children and relatives or other individuals living in the employee's household or to whose support the employee makes a material contribution (at least 50% of the person's support). "REGISTERED FUND" means a Firm client that is an investment company registered under the 1940 Act. "PRIVATE FUND" means a Firm client that is an investment company excluded from registration under the 1940 Act in reliance on Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. "PURCHASE OR SALE OF A COVERED SECURITY" includes, among other things, the writing of an option to purchase or sell a Covered Security. A "SECURITY HELD OR TO BE ACQUIRED BY A FUND" means: (A) any Covered Security that within the most recent 15 days (i) is or has been held by the Fund or (ii) is being or has been considered by Whitney for purchase by the Fund; and (B) any option to purchase or sell, and any Covered Security convertible into or exchangeable for any Covered Security.

         C. POLICY

         Subject to the limited exceptions described below, Whitney employees and their Family Members may not engage in, recommend, or otherwise cause another person or entity to engage in, any securities transaction involving any Covered Security other than in the ordinary course of Whitney's business. For purposes of this Personal Trading Policy, Whitney "employees" shall include any natural persons in a Control relationship to Whitney who obtains information concerning recommendations made to clients with regard to the purchase or sale of a Covered Security.

         In addition, Whitney employees cannot, in connection with the purchase or sale, directly or indirectly, of a Security held or to be acquired by a Registered Fund (or any series thereof), or a Private Fund:

         1.       employ any device, scheme or artifice to defraud the Fund;

         2. make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         3. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

         4.       engage in any manipulative practice with respect to the Fund.

         D. REPORTING REQUIREMENTS

         With respect to each report described below, each Whitney employee shall submit to Whitney's Chief Compliance Officer a separate form with respect to the Whitney employee and each of such employee's Family Members. These reports will not be disclosed other than to Whitney compliance personnel or as may be required by law.

         1. INITIAL REPORT

         Each Whitney employee is required to provide Whitney's Chief Compliance Officer with an initial list of all Covered Securities such employee and each of such employee's Family Members owns, or over which any of them has investment discretion (the "Initial Report"). The Initial Report must be submitted within 10 days of the employee's employment with Whitney. An Initial Report shall be set forth in the form provided as Attachment 3 hereto. All securities held in Blind Pool accounts (including private securities, but excluding mutual fund shares (other than closed-end fund shares) and U.S. Government obligations) shall be set forth in a Report of Blind Pool Holdings in the form set forth as Attachment 5 hereto or account statements relating to the Blind Pool account in question.

         2. UPDATE REPORTS

         Each Whitney employee must thereafter provide, or arrange to provide, to Whitney's Chief Compliance Officer on at least a quarterly basis (within 10 days after the end of each calendar quarter), copies of all periodic brokerage account statements relating to Covered Securities and/or the form of report attached as Attachment 4 with respect to such employee and each Family Member of such employee (collectively, the "Update Reports"). Each time there is a transaction involving Covered Securities with respect to an employee's account or any employee's Family Member's account (after receiving prior written authorization from Whitney's Chief Compliance Officer granting to such employee or such Family Member an exception to the prohibitions on trading which are set forth in this policy), such employee shall either submit the broker's trade confirmation describing such transaction, or an Update Report on the form of report attached as Attachment 4. If neither the employee nor any Family Member of such employee has engaged in any transaction involving Covered Securities during the then most recent quarter, the employee either may provide brokerage statements showing no activity in the relevant account(s), or the employee may provide the Firm's Chief Compliance Officer with a written statement confirming that there has been no trading activity during the period in question, in each case, with respect to such employee and such employee's Family Members.

         3. ANNUAL REPORTS

         Each Whitney employee is required to provide Whitney's Chief Compliance Officer with an annual list of all Covered Securities such employee and each of such employee's Family Members owns, or over which any of them has investment discretion (the "Annual Report"). The Annual Report must be submitted within 30 days of the end of the year. The Annual Report must be current as of a date no more than 30 days before the date the report is submitted to the Chief Compliance Officer. An Annual Report shall be set forth in the form provided as Attachment 6 hereto.

         In addition, an updated Report of Blind Pool Holdings shall be delivered to the Chief Compliance Officer on an annual basis listing all securities held in the Blind Pool (including private securities but excluding mutual fund shares (other than closed-end fund shares) and U.S. Government obligations) at the end of each calendar year in the form attached as Attachment 5 or an account statement relating to the Blind pool account in question.

         4. REQUESTS FOR DUPLICATE REPORTS

         In an effort to make your reporting obligations as effortless as possible, the Firm suggests that you consider sending to any broker, investment manager or other financial institution at which you and/or your Family Members maintain securities account(s) a letter (the "Duplicate Report Request Letter") requesting that duplicate copies of regular account reports and trade confirmations be forwarded to Whitney (to the attention of the Firm's Chief Compliance Officer). A form of the Duplicate Report Request Letter is attached as

Attachment 7. Please note that regardless of whether or not you choose to send a Duplicate Report Request Letter to your broker, investment manager or other financial institution, you shall remain ultimately responsible for full compliance with all applicable requirements of this Policy.

         The Chief Compliance Officer shall deliver to Whitney's Chief Legal Officer all reports and information with respect to the Chief Compliance Officer and the Chief Compliance Officer's Family Members required by this policy.

           E. LIMITED EXCEPTIONS

           Whitney employees and their Family Members may engage in transactions involving Covered Securities upon written request to, and receipt of written advance authorization from, Whitney's Chief Compliance Officer. A Form for these requests is attached as Attachment 8. It is contemplated that such authorizations will be granted only under unusual circumstances. Corresponding requests by the Chief Compliance Officer with respect to the Chief Compliance Officer's Covered Securities shall be made to the Chief Legal Officer and shall be subject to the Chief Legal Officer's prior written authorization.

           F. ANNUAL REPORT TO REGISTERED FUND BOARD OF TRUSTEES/DIRECTORS

           At least once a year, Whitney will provide each Registered Fund client's Board of Trustees/Directors (the "Board") a written report that includes:

           - ISSUES ARISING UNDER THE PERSONAL TRADING POLICY - The report must describe any issue(s) that arose during the previous year under the Personal Trading Policy, including any material violations and any resulting sanction(s).

           - CERTIFICATION - Each report must be accompanied by a certification to the Board that Whitney has adopted procedures reasonably necessary to prevent its employees from violating its Personal Trading Policy.

           G. RECORDKEEPING REQUIREMENTS

           Whitney will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. These records will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

           1. A copy of each Personal Trading Policy that is in effect, or at any time within the past five years was in effect, must be preserved in an easily accessible place.

           2. A record of any violation of the Personal Trading Policy, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurred.

           3. A copy of each Initial Report, Update Report and Annual Report submitted under the Personal Trading Policy, including any information provided in lieu of any such reports, must be maintained for at least five years (the first two years in an easily accessible place) after the end of the fiscal year in which the report or the information is provided.

           4. A record of all persons, currently or within the past five years, who are or were required to submit reports under the Personal Trading Policy, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.

           5. A copy of each annual report required by Paragraph F above must be maintained for at least five years (the first two years in any easily accessible place) from the end of the fiscal year in which it is made.

           6. A record of any decision, and the reasons supporting the decision, to approve the acquisition of Covered Securities under Paragraph E above must be maintained for at least five years after the end of the fiscal year in which the approval is granted.

                                  ATTACHMENT 3
                                  WHITNEY & CO.
                              WHITNEY HOLDINGS LLC


INITIAL REPORT OF COVERED SECURITIES HOLDINGS FOR____________   *_______________

This Report shall set forth the title, number of shares and principal amount of each Covered Security (as defined in the Firm's Personal Securities Trading and Investing Policy (the "Policy")) holding (private or public) in which the person covered by this Report (i.e., you or a Family Member (as defined in the Policy)) has a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to you, other than authority to trade for Whitney Holdings LLC or one of its affiliates. In addition, the Report must include the name of any broker, dealer or bank with whom you or a Family Member has maintained an account in which Covered Securities are held. Please refer to the Policy for additional filing instructions.

Date Report Submitted:  _______________________

                                             Type of Security            Broker-Dealer or
                                            (Common Stock, Bond,       Bank holding Security    Name(s) on and       Account Number
Name of Issuer and Title of Security     Option, etc.) and Quantity      (if applicable)        Type of Account      (if applicable)
------------------------------------     --------------------------      ---------------        ---------------      ---------------

------------------
*If for employee, insert employee's name. If for a Family Member, insert Family Member's name and relationship to employee.

To the best of my knowledge, I have accurately and completely disclosed all of my securities holdings as of the date set forth below.

------------------------       -----------------------        ------------------
Printed Employee Name          Signature                      Date

                                  ATTACHMENT 4
                                  WHITNEY & CO.
                              WHITNEY HOLDINGS LLC

UPDATE REPORT OF COVERED SECURITIES HOLDINGS FOR__________________ *____________

This Report of changes in positions in Covered Securities (as defined in the Firm's Personal Securities Trading and Investing Policy (the "Policy")) effected during the preceding calendar quarter must be completed, or duplicate confirmations or brokerage statements covering all changes in Covered Securities ownership positions during the preceding calendar quarter must be attached to this report and submitted with this report, not later than 10 days after the end of such calendar quarter. In addition, information must be provided regarding new securities accounts established during the preceding quarter. Please refer to the Policy for further instructions.

SECURITIES TRANSACTIONS

   Trade        Buy, Sell     Security Name, Description    Quantity   Price     Principal       Broker-Dealer    Pre-Cleared By
   Date         or Other       and Type (Common Stock,                            Amount           or Bank      Compliance Officer
                                 Bond, Option, etc.)                                                               (Date or N/A)
   -----        ---------     --------------------------    --------   -----     ---------       -------------    --------------

[ ] No personal securities transactions required to be reported on this Report occurred during the preceding calendar quarter (or other period referenced below).

------------------
*If for employee, insert employee's name. If for a Family Member, insert Family Member's name and relationship to employee.

SECURITIES ACCOUNTS

If you or a Family Member established an account within the quarter, please provide the following information:

                                                     Date Account was
        Name of Broker, Dealer or Bank                  Established                     Name(s) on and Type of Account
        ------------------------------                  -----------                     ------------------------------

[ ] No securities accounts required to be reported on this Report were established during the preceding calendar quarter (or other period referenced below).

To the best of my knowledge, I have accurately and completely disclosed all of my changes in securities positions effected during the period covered by this report.

----------------------------   ---------------------          ---------------------          ----------------------------------
(Printed Name)                 (Signature)                            (Date)                   (Period Covered by this Report)


                          TO BE COMPLETED BY THE FIRM'S CHIEF COMPLIANCE OFFICER

                                           COMPLIANCE REVIEW BY: _______________

                                                           DATE: _______________

RETURN TO:           CHIEF COMPLIANCE OFFICER

                                  ATTACHMENT 5
                                  WHITNEY & CO.
                              WHITNEY HOLDINGS LLC


REPORT OF BLIND POOL HOLDINGS FOR____________ *_____________


This report pursuant to the Firm's Personal Securities Trading and Investing Policy (the "Policy") shall set forth the security name or description and security class of each security holding maintained in a Blind Pool (as defined in the Policy) account of a person covered by this report (i.e., you or a Family Member (as defined in the Policy), however, the number of shares or units and the dollar amount of each security holding may be omitted. In lieu of listing a particular security position below, you may instead attach copies of brokerage or similar statements, sign the Certification below and return this Report and copies of such statements to Whitney's Chief Compliance Officer. Please refer to the Policy for additional filing instructions.


                                  Type of Security            Broker-Dealer or
                                 (Common Stock, Bond,         Other Person with           Account Number
Name of Security              Option, etc.) and Quantity     Investment Discretion       (if applicable)
----------------              --------------------------     ---------------------       ---------------

------------------
* If for employee, insert employee's name. If for a Family Member, insert Family Member's name and relationship to employee.

To the best of my knowledge, I have accurately and completely disclosed all of my securities holdings as of the date set forth below.


------------------------       -----------------------        ------------------
Printed Employee Name          Signature                      Date



                          TO BE COMPLETED BY THE FIRM'S CHIEF COMPLIANCE OFFICER

                                           COMPLIANCE REVIEW BY: _______________

                                                           DATE: _______________



RETURN TO:           CHIEF COMPLIANCE OFFICER

                                  ATTACHMENT 6
                                  WHITNEY & CO.
                              WHITNEY HOLDINGS LLC


ANNUAL REPORT OF COVERED SECURITIES HOLDINGS FOR____________ * ________________

This Report shall set forth the title, number of shares and principal amount of each Covered Security (as defined in the Firm's Personal Securities Trading and Investing Policy (the "Policy")) holding (private or public) in which the person covered by this Report (i.e., you or a Family Member (as defined in the Policy)) has a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to you, other than authority to trade for Whitney Holdings LLC or one of its affiliates. In addition, the Report must include the name of any broker, dealer or bank with whom you or a Family Member has maintained an account in which Covered Securities are held. Please refer to the Policy for additional filing instructions. Information in the report must be current as of a date not more than 30 days prior to the date the report is submitted.

Date Report Submitted:  _______________________


                                             Type of Security            Broker-Dealer or
                                            (Common Stock, Bond,       Bank holding Security    Name(s) on and       Account Number
Name of Issuer and Title of Security     Option, etc.) and Quantity      (if applicable)        Type of Account      (if applicable)
------------------------------------     --------------------------      ---------------        ---------------      ---------------

------------------
*If for employee, insert employee's name. If for a Family Member, insert Family Member's name and relationship to employee.

To the best of my knowledge, I have accurately and completely disclosed all of my securities holdings as of the date set forth below.

------------------------       -----------------------        ------------------
Printed Employee Name          Signature                      Date

                                  ATTACHMENT 7
                                  WHITNEY & CO.
                              WHITNEY HOLDINGS LLC

                     FORM OF DUPLICATE REPORT REQUEST LETTER



Date:

From:

Address:


Account number(s):


               REQUEST FOR DUPLICATE CONFIRMATIONS AND STATEMENTS

To Whom It May Concern:

I am required to provide Whitney & Co. with duplicate trade confirmations and account statements. Please send duplicate confirmations and statements for the above-referenced account(s) to:

                     Whitney & Co.
                     177 Broad Street
                     Stamford, CT  06901

                     Attention:  Chief Compliance Officer

Thank you for your immediate attention to this request.


Very truly yours,

                                  ATTACHMENT 8
                                  WHITNEY & CO.
                              WHITNEY HOLDINGS LLC

             PERSONAL SECURITIES TRADING AND INVESTING REQUEST FORM

INSTRUCTIONS:

- All Whitney employees and family members must submit this form to the Chief Compliance Officer prior to placing a trade and/or making an investment. The Chief Compliance Officer will notify the employee as to whether or not pre-clearance is granted.

- If the Personal Securities Trading and Investing Request Form is submitted by a family member, the Form must be countersigned by the Whitney employee.

- In the details section, indicate the following, as applicable, 1) whether the transaction is a buy or a sell 2) the number of shares or units being purchased or sold 3) the purchase price of the shares or units 4) the approximate dollar amount of the investment and 5) the reason for making the investment (e.g. research).

Name of Employee:

Name of Spouse or Family Member:

Details of Proposed Transaction:



CERTIFICATION:

I certify that I will not effect the transaction described above until and unless pre-clearance approval is obtained from the Chief Compliance Officer. I further certify that, to the best of my knowledge, the proposed transaction will not result in a conflict of interest and is otherwise consistent with all Whitney policies regarding employee personal securities transactions.

----------------------------------                  --------------
Employee Signature                                  Date

----------------------------------                  --------------
Family Member Signature                             Date

                      FOR USE BY THE COMPLIANCE DEPARTMENT



PRE-CLEARANCE GRANTED?            [ ] YES         [ ] NO      TIME:        DATE:



SIGNATURE:

                               FACTORS CONSIDERED: